UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2011

TRIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34828	20-1320630
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101

San Diego, CA

(Address of principal executive offices)

92121

(Zip code)

(858) 452-0370

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2011, the Board of Directors (the “Board”) of Trius Therapeutics, Inc. (the “Company”) adopted an Executive Severance Benefit Plan (the “Plan”) providing for certain severance and change of control benefits, on terms recommended by the Compensation Committee of the Board, to the following executive officers of the Company:

•	Jeffrey Stein, Ph.D., Chief Executive Officer

•	John P. Schmid, Chief Financial Officer

•	John Finn, Ph.D., Chief Scientific Officer

•	Philippe Prokocimer, M.D., Chief Medical Officer

•	Kenneth Bartizal, Ph.D., Chief Development Officer

•	Craig Thompson, Chief Commercial Officer

The Plan provides for the payment of certain benefits to each eligible Plan participant upon a termination by the Company without cause or resignation by the Plan participant for good reason, both in connection with a change of control and not in connection with a change of control, and subject to the Plan participant’s effective release of claims and compliance with the other terms of the Plan. In addition, to be eligible for the benefits under the Plan, each participant must timely execute and return a participation agreement, in the form prescribed by the Plan, pursuant to which the participant agrees to be bound by the terms of the Plan.

The material benefits under the Plan are summarized below:

Benefits payable for a covered termination not involving a change in control1

Executive Officer	Cash Payment		Extended Health Plan Benefits[4]	Vesting Acceleration[5]
	Salary[2]	Bonus Payment Eligible
Chief Executive Officer	12 months	Not applicable	12 months	6 months
Chief Financial Officer	6 months	Not applicable	6 months	Not applicable
Chief Scientific Officer	6 months	Not applicable	6 months	Not applicable
Chief Medical Officer	6 months	Not applicable	6 months	Not applicable
Chief Development Officer	6 months	Not applicable	6 months	Not applicable
Chief Commercial Officer	6 months	Not applicable	6 months	6 months

Benefits payable for a covered termination involving a change in control1

Executive Officer	Cash Payment		Extended Health Plan Benefits[4]	Vesting Acceleration[5]
	Salary[2]	Bonus Payment Eligible[3]
Chief Executive Officer	18 months	Yes	18 months	100%
Chief Financial Officer	12 months	Yes	12 months	100%
Chief Scientific Officer	12 months	Yes	12 months	100%
Chief Medical Officer	12 months	Yes	12 months	100%
Chief Development Officer	12 months	Yes	12 months	100%
Chief Commercial Officer	12 months	Yes	12 months	100%

1.	The Plan describes the circumstances that constitute a “covered termination” and a “change in control.”
2.	The Plan provides for a lump-sum cash payment that is equal to the specified number of months of the officer’s base salary.
3.	The Plan provides for a lump-sum cash payment of a pro-rated portion of the officer’s target bonus based upon the amount of time served prior to the covered termination and during the officer’s then-current bonus period.

4.	The Plan provides for the continuation of the participant’s health, dental and vision plan benefits for the specified number of months following a covered termination and a deferral of COBRA coverage until such time as the extended coverage has terminated.
5.	The Plan provides for accelerated vesting of certain outstanding unvested stock options for the specified number of monthly vesting installments upon a covered termination.

The Plan supersedes any and all severance and change of control benefits eligible Plan participants are entitled to pursuant to their existing employment agreements and offer letters with the Company and pursuant to any other agreement, plan, policy or practice maintained or entered into by the Company prior to the adoption of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trius Therapeutics, Inc.

Dated: August 17, 2011	By:	/s/ John P. Schmid
	Name:	John P. Schmid
	Title:	Chief Financial Officer